Contact:          Carol L. Cox
                  (713) 968-2714


               UNION TEXAS PETROLEUM REPORTS SUBSTANTIALLY HIGHER
                   EARNINGS FOR 1996 SECOND QUARTER, ON TRACK
                          FOR RECORD PRODUCTION IN 1996

                     Increased Volumes and Higher Prices for
              Crude Oil and LNG Boost 1996 Second Quarter Earnings


         Houston, July 24, 1996 -- Union Texas Petroleum Holdings, Inc. (NYSE:UTH) today reported substantially higher results for the second quarter of 1996, with earnings of 35 cents per share compared to 23 cents per share in 1995's corresponding period. Net income for 1996's second quarter was $31 million, up from $20 million in the same period a year ago.

         For the first six months of 1996, Union Texas also recorded higher results from a year ago, with earnings of 90 cents per share in the first half of 1996 compared to 76 cents per share in 1995's same period. Net income for 1996's first six months was $78 million, up from $67 million in 1995's corresponding period.

HIGHER VOLUMES, INCREASED PRICES FOR OIL AND LNG

         Chairman and CEO John Whitmire attributed Union Texas' higher earnings in 1996's second quarter primarily to increased crude oil volumes in the U.K. North Sea, improved prices for crude oil and liquefied natural gas (LNG), and higher LNG volumes in Indonesia. "During the second quarter of 1996, we experienced a 36% gain from year-ago levels in crude oil and gas sales volumes at our operations in the U.K. North Sea, which primarily reflects our acquisition of an interest in the Alba oil field in July 1995. We also benefited from a 4% increase in worldwide oil prices over 1995's second quarter, averaging $18.14 per barrel in 1996's second quarter compared to $17.40 per barrel a year ago. In Indonesia, our average sales price for LNG rose to $3.41 per thousand cubic feet in 1996's second quarter versus $3.19 a year ago. In addition, the company benefited from lower dry hole cost."

         At its petrochemical operations in the United States, Union Texas said that lower ethylene margins in 1996's second quarter compared to year-ago levels were partially offset by higher ethylene sales volumes. Union Texas' ethylene margins averaged 6 cents per pound of ethylene in 1996's second quarter compared to 16 cents during 1995's corresponding period. However, the company's average ethylene margins for 1996's second quarter were double its ethylene margins for 1996's first quarter, which averaged 3 cents per pound.

          Sales and operating revenues for 1996's second quarter totaled $223 million, up from $200 million a year ago, due principally to increased oil volumes in the U.K. North Sea, higher oil and LNG prices and improved Indonesian LNG volumes.

1996 FIRST HALF EARNINGS

          Union Texas said its performance for the first half of 1996 also was favorably affected by higher volumes in the U.K. North Sea, improved prices for crude oil and LNG, increased LNG volumes in Indonesia, and lower dry hole expense. For the first half of 1996, Union Texas' sales and operating revenues were $481 million, compared to $440 million a year ago.

          "We've posted some strong operational and financial results for the first half of 1996. During my first six months with Union Texas, I have been impressed with the high quality of the company's assets as demonstrated by Union Texas' strong cash flow from operations in 1996's first half. Our worldwide operations achieved a 10% gain in production volumes during the first six months of 1996 over year-ago levels, and we are on track to exceed 1995's record production. Our higher production volumes for 1996's first half are largely attributed to our Alba acquisition. We continue to be very pleased with Alba's strong performance as evidenced by the venture's plans to expand Alba's production facilities to handle up to 100,000 gross barrels of oil a day by year-end 1996," said Whitmire.

          "During the first half of 1996, we also reorganized our operations to clearly focus our efforts on expanding our portfolio of opportunities to grow Union Texas and create value for our shareholders. I'm looking forward in the upcoming months to seeing Union Texas take advantage of several new growth opportunities."

         One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company has petrochemical operations in Louisiana. Union Texas celebrated its 100th anniversary in January 1996.

         This news release may contain forward-looking statements that involve risks and uncertainties, including price volatility, operational and implementation risks, and other factors described from time to time in the company's publicly available SEC reports, which could cause actual results to differ materially.


Comparative financial highlights follow (amounts in millions, except per share data):

                                                                  Three Months Ended June 30,
                                                                  1996                1995
                                                                  ----                ----

Earnings per share. . . . . . . . . . . . . . . . . . . . .     $0.35                $0.23
Net income . . . . . . . . . . . . . . . . . . . . . . . . . .  $  31                $  20
Sales and operating revenues . . . . . . . . . . . . . . . . .  $ 223                $ 200
Average common shares outstanding. . . . . . . . . . . . . . .   87.5                 87.7


                                                                  Six Months Ended June 30,
                                                                  1996                 1995
                                                                  ----                 ----
Earnings per share. . . . . . . . . . . . . . . . . . . . . .    $0.90              $0.76
Net income. . . . . . . . . . . . . . . . . . . . . . . . . .    $  78              $  67
Sales and operating revenues. . . . . . . . . . . . . . . . .    $ 481              $ 440
Average common shares outstanding . . . . . . . . . . . . . .     87.6               87.7

 Additional financial and operating information appears on the attached pages.

                              UNION TEXAS PETROLEUM
                                FINANCIAL SUMMARY

                  (amounts in millions, except per share data)


                                                  SECOND QUARTER                      FIRST HALF
                                                  --------------                      ----------
                                               1996           1995              1996             1995
                                               ----           ----              ----             ----

Sales and operating revenues                 $  223          $ 200             $ 481             $440

Net income                                   $   31          $  20             $  78             $ 67
  Major operations (a)
      Indonesia                              $   28          $  26             $  65             $ 54
      U.K. North Sea                         $   12          $   5             $  41             $ 23
      Pakistan                               $    3          $   4             $   9             $  8
      Petrochemicals                         $    5          $  12             $   8             $ 24

Earnings per share of
  common stock                               $ 0.35          $0.23            $ 0.90           $ 0.76

Discretionary cash flow (b)                  $  103          $  84            $  215             $196
  Major operations (a)
      Indonesia                              $   41          $  41            $   92             $ 85
      U.K. North Sea                         $   59          $  29            $  123             $ 81
      Pakistan                               $    8          $   7            $   16             $ 15
      Petrochemicals                         $    9          $  20            $   14             $ 39

Average common shares                          87.5           87.7              87.6             87.7
      outstanding


See footnotes on page 8.

                              UNION TEXAS PETROLEUM
                       DISCRETIONARY CASH FLOW SUMMARY(b)
                              (amounts in millions)

                                              SECOND QUARTER       FIRST HALF
                                             ----------------     -----------
                                          1996        1995      1996       1995
                                          ----        ----      ----       ----

Net income .........................     $  31      $  20      $  78      $  67

Less: Equity partnership
        income .....................     $  (5)     $  (5)     $ (15)     $ (11)

Add: DD&A ..........................     $  49      $  38      $ 104      $  85
     Deferred taxes ................     $   8      $  (1)     $   1      $  (4)
     Exploration expenses ..........     $  10      $  22      $  24      $  38
     Unimar equity DCF (c) .........     $  10      $  10      $  23      $  21

Discretionary cash flow ............     $ 103      $  84      $ 215      $ 196

See footnotes on page 8


                                         OPERATING SUMMARY (d)
                                          SECOND QUARTER            FIRST HALF
                                          ----------------         ------------
                                          1996       1995        1996      1995
                                          ----       ----        ----      ----

Net crude oil sales (MBBLS/D)
  U.K. North Sea                            41        29          43         33
  Indonesia                                  4         6           6          6
  Pakistan                                   5         6           6          6

Average crude oil prices (per BBL)
  U.K. North Sea                        $18.27    $17.79      $18.18    $16.98
  Indonesia                             $19.07    $17.85      $18.56    $17.56
  Pakistan                              $16.24    $14.90      $16.20    $14.77

Net natural gas sales (MMCF/D)
  Indonesian LNG                           214       202         227       222
  U.K. North Sea                            22        24          40        34
  Pakistan                                  42        45          43        44

Average natural gas prices (per MCF)
  Indonesian LNG                        $ 3.41    $ 3.19      $ 3.36    $ 3.13
  U.K. North Sea (e)                    $ 2.25    $ 2.85      $ 2.43    $ 2.96
  Pakistan                              $ 1.29    $ 1.30      $ 1.29    $ 1.30

Ethylene (per LB)
  Sales price                          $   .21    $  .28     $   .20    $  .28
  Margins                              $   .06    $  .16     $   .05    $  .16
  Sales volumes (MLBS/D)(f)              1,577     1,298       1,379     1,318

See footnotes on page 8.

                              UNION TEXAS PETROLEUM
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (amounts in millions, except per share amounts)


                                                   SECOND QUARTER                FIRST HALF
                                                   --------------                -----------
                                                 1996           1995         1996         1995
                                                 ----           ----         ----         ----

Revenues:
   Sales and operating revenues                 $ 223          $ 200        $ 481        $ 440
   Interest income and other revenues               1            ---            1          ---
   Net earnings of equity investee                  6              5           15           11
                                                -----          -----         ----         ----
     Total revenues                               230            205          497          451

Costs and other deductions:
   Product costs and operating expenses            81             74          161          153
   Exploration expenses                            10             22           24           38
   Depreciation, depletion and
     amortization                                  49             38          104           85
   Selling, general and administrative
     expenses                                       7              6           12           12
   Interest expense (g)                             7              5           15           10
                                                  ---            ---         ----         ----
Income before income taxes                         76             60          181          153
                                                   --             --          ---          ---
Income taxes                                       45             40          103           86

Net income                                       $ 31           $ 20         $ 78         $ 67
                                                 ====           ====         ====         ====
Earnings per share of common stock              $ .35          $ .23        $ .90        $ .76
                                                =====          =====        =====        =====
Dividends per share of common stock             $ .05          $ .05        $ .10        $ .10
                                                =====          =====        =====        =====
Weighted average number of shares
   outstanding                                   87.5           87.7         87.6         87.7
                                                 ====           ====         ====         ====



                           SELECTED BALANCE SHEET DATA
                              (amounts in millions)

                                JUNE 30, 1996                 DECEMBER 31, 1995
                                -------------                 -----------------

Total assets                          $1,839                        $1,837
Long-term debt                           644                           712
Shareholders' equity                     489                           424

                                            FOOTNOTES



(a)    Excludes corporate items and other worldwide exploration ventures.

(b) Discretionary cash flow (DCF) is net income (less equity partnership income) excluding depreciation, deferred taxes, and exploration expenses, plus the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's Indonesian operations.

(c) Unimar equity DCF reflects the company's estimated share of discretionary cash flow from its equity interest in its Unimar partnership's Indonesian operations.

(d)    Excludes the Unimar equity partnership.

(e) Excludes capacity charge of $6 million and $6 million in the second quarter of 1996 and 1995, respectively, and $23 million and $23 million in the first half of 1996 and 1995, respectively, from the North and South Sean gas fields in the U.K. North Sea.

(f) Represents Union Texas' 41.67% net interest in the jointly-owned Geismar ethylene plant in Louisiana.

(g) Interest expense is net of amounts capitalized of $6 million and $6 million in the second quarter of 1996 and 1995, respectively, and $12 million and $11 million in the first half of 1996 and 1995, respectively.


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